Exhibit 99.1

News Release

VICTORY CAPITAL REPORTS SECOND QUARTER 2018 ASSETS UNDER MANAGEMENT

Cleveland, Ohio, July 12, 2018 — Victory Capital Holdings, Inc. (Victory Capital) (NASDAQ: VCTR) today reported assets under management (AUM) of $62.3 billion on June 30, 2018. This compares to $60.9 billion on March 31, 2018.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management
(unaudited; in millions)

	As of
By Asset Class	June 30, 2018	March 31, 2018
U.S. Mid Cap Equity	$24,485	$24,205
U.S. Small Cap Equity	15,971	15,095
Fixed Income	6,978	7,311
U.S. Large Cap Equity	4,577	4,635
Global / Non-U.S. Equity	4,705	4,334
Solutions	3,815	3,563
Commodity	1,291	1,298
Other	434	414
Total Assets Under Management	$62,256	$60,855

	As of
By Vehicle	June 30, 2018	March 31, 2018
Mutual Funds (1)	$37,818	$36,989
ETFs	2,906	2,674
Separate Accounts and Other Vehicles (2)	21,532	21,192
Total Assets Under Management	$62,256	$60,855

(1)  Includes institutional and retail share classes and VIP funds.

(2) Includes collective trust funds, wrap program accounts and unified managed accounts or UMAs.

AUM for Victory Funds, VictoryShares ETFs and most institutional separate account strategies may be found on www.vcm.com.

About Victory Capital

Victory Capital is an independent investment management firm operating a next-generation, integrated multi-boutique business model with $62.3 billion in assets under management as of June 30, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity, and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that we are not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations Website

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lauren Crawford, 310-622-8239

lcrawford@finprofiles.com

Media:
Tricia Ross, 310-622-8226

tross@finprofiles.com